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                                                                      Exhibit 16





Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


May 6, 2002


Dear Sir/Madam:

         We have read Item 4 included in the Form 8-K, dated May 1, 2002, of Carlisle Companies Incorporated to be filed with the Securities and Exchange Commission and are in agreement with the statements contained herein.

Very truly yours,



/s/ Arthur Andersen LLP
-------------------------
    ARTHUR ANDERSEN LLP


Copy to:

Mr. Kirk F. Vincent
Vice President and Chief Financial Officer
Carlisle Companies Incorporated